Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Midstream Partners GP, LLC, hereby severally constitute Charles B. Stanley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2013 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Midstream Partners, LP, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2013 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Charles B. Stanley	Chairman of the Board	3/20/2014
Charles B. Stanley	President and Chief Executive Officer

/s/ Gregory C. King	Director	3/20/2014
Gregory C. King

/s/ Susan O. Rheney	Director	3/20/2014
Susan O. Rheney

/s/ Don A. Turkleson	Director	3/20/2014
Don. A Turkleson

/s/ Richard J. Doleshek	Director	3/20/2014
Richard J. Doleshek

/s/ Perry H. Richards	Director	3/20/2014
Perry H. Richards

/s/ Scott Gutberlet	Director	3/20/2014
Scott Gutberlet